Exhibit 99.2

AMENDMENT NO. 1 TO
ALLOCATION OF ACCOUNTS RECEIVABLE AND INTERCREDITOR AGREEMENT

THIS AMENDMENT NO. 1 TO ALLOCATION OF ACCOUNTS RECEIVABLE AND INTERCREDITOR AGREEMENT (this “Amendment”), dated as of November 1, 2007, is entered into by and between (1) GENIUS PRODUCTS, LLC, a Delaware limited liability company (formerly known as The Weinstein Company Funding LLC) (“Borrower”), (2) THE WEINSTEIN COMPANY LLC, a Delaware limited liability company (on behalf of itself and all Licensor Controlled Affiliates (as defined in the Weinstein Distribution Agreement referred to below), in such capacity, “TWC”) and (3) SOCIÉTÉ GÉNÉRALE, in its capacity as administrative agent and in its capacity as collateral agent (in such capacities, the “Administrative Agent”) for the lenders party from time to time to the Credit Agreement (as defined in the Intercreditor Agreement referred to below).

A.           Borrower, TWC and the Administrative Agent have previously entered into that certain Allocation of Accounts Receivable and Intercreditor and Subordination Agreement, dated as of August 10, 2007 (as the same may from time to time be supplemented, modified, amended or restated, including by this Amendment, the “Intercreditor Agreement”).  Capitalized terms are used in this Amendment as defined in the Intercreditor Agreement, unless otherwise defined herein.

B.           Borrower, TWC and the Administrative Agent desire to amend the Intercreditor Agreement as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, TWC and the Administrative Agent hereto hereby agree as follows:

1.           Amendments.

(a)           The definition of “Blockbuster Revenue Sharing Payments” in Section 1(a) of the Intercreditor Agreement is hereby renamed and amended and restated in its entirety as follows:

“Blockbuster Minimum Guarantee Payments” shall mean payments from Blockbuster that are payments in respect of minimum guarantee payments owing from Blockbuster in connection with one or more revenue sharing arrangements between the Borrower (or any Guarantor) and Blockbuster.

(b)           Each reference in the Intercreditor Agreement to “Blockbuster Revenue Sharing Payment” and “Blockbuster Revenue Sharing Payments” is hereby replaced with “Blockbuster Minimum Guarantee Payment” and “Blockbuster Minimum Guarantee Payments,” respectively.

(c)           The definition of “Central Lockbox Disbursement Date” in Section 1(a) of the Intercreditor Agreement is hereby amended and restated in its entirety as follows:

“Central Lockbox Disbursement Date” shall mean each Wednesday (or if a Wednesday is not a Business Day, the first Business Day after such Wednesday) and the Business Day immediately prior to the last Business Day of each calendar month.

(d)           The definition of “Weinstein Disbursement Date” in Section 1(a) of the Intercreditor Agreement is hereby amended and restated in its entirety as follows:

“Weinstein Disbursement Date” shall mean each Wednesday (or if a Wednesday is not a Business Day, the first Business Day after such Wednesday) and the Business Day immediately prior to the last Business Day of each calendar month.

2.           Continuing Effect.  Except as specifically amended by this Amendment, the Intercreditor Agreement shall remain in full force and effect.

4.           Governing Law.  This Amendment has been delivered and accepted at and shall be deemed to have been made in the State of New York, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as opposed to conflicts of laws provisions) of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.

5.           Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties’ respective successors and assigns, subject to Section 11(k) of the Intercreditor Agreement.

6.           Authority.  Each of the signatories hereto certifies that such party has all necessary authority to execute this Amendment and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

7.           Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy (by e-mail of a PDF or similar electronic image file) shall be effective as delivery of a manually executed counterpart of this Amendment.  This Amendment shall become effective when it shall have been executed by each party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

THE WEINSTEIN COMPANY, LLC

By:/s/ Larry Madden
Name:  Larry Madden
Title:    EVP & CFO

SOCIÉTÉ GÉNÉRALE,
for itself and as administrative agent and collateral agent for the SG Lenders

By:/s/ Hannah Kim
Name: Hannah Kim
Title:   Director

GENIUS PRODUCTS, LLC

By:  /s/ Trevor Drinkwater
Name:  Trevor Drinkwater
Title:    President